Exhibit 99.1

Jameson Inns, Inc.	PRESS RELEASE

8 Perimeter Center East, Suite 8050                         Atlanta, Georgia 30346                     (770) 481-0305 FAX     (770) 901-9550

FOR IMMEDIATE RELEASE

Investor Relations Contacts:
EPOCH Financial	(888) 654-5318
Todd Atenhan	tatenhan@epochfinancial.com
James Kautz	jkautz@epochfinancial.com

JAMESON INNS REPORTS NO SIGNIFICANT DAMAGE FROM HURRICANE KATRINA

Atlanta, GA, August 30/PRNewswire/ — Jameson Inns, Inc. (Nasdaq: JAMS), a leading hotel company, and owner and operator of Jameson Inn and Signature Inn hotels, today provided an update on the status of its hotels which were recently impacted by Hurricane Katrina.

The Company has completed an assessment of the damage sustained by its Jameson Inns located in the Southeast. The Company has determined that none of its properties located in Alabama, Florida, Louisiana or Mississippi experienced significant damage due to Hurricane Katrina. There was no significant interruption of its business and all of the hotels affected by the hurricane remain open.

Jameson Inns, Inc. owns and operates hotel properties in the southeastern and midwestern United States. The Company has also licensed 12 hotels to operate as Jameson Inns. There are currently 122 Inns (105 under the Jameson Inn brand and 17 under the Signature Inn brand) with approximately 8,000 rooms operating in 13 states.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.